Exhibit 10.12

CONFIDENTIAL

OPTEX SYSTEMS HOLDINGS, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AWARD, dated _______________________ (the “Date of Grant”), is granted by Optex Systems Holdings, Inc.., a Delaware corporation (the “Company”) to [NAME] (the “Grantee”) pursuant to the Company’s 2023 Equity Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to them in the Plan.

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for its directors, officers and other key employees to obtain or increase their stock ownership interest in the Company so that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and

WHEREAS, the Grantee provides services to the Company or one of its subsidiaries as a director, or officer or other key employee and has been selected to receive a restricted stock award;

NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Grantee, the Company and the Grantee hereby agree as follows:

1. GRANT

Subject to the terms and conditions of this Agreement and the Plan, the Company grants to the Grantee an Award of ______ shares of Common Stock (the “Restricted Stock”).

2. RESTRICTIONS AND RESTRICTED PERIOD

(a) Restrictions. Except by will or the laws of descent and distribution, the shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture under Section 3(a), in each case from and after the Date of Grant until, and to the extent that, such restrictions lapse and the Restricted Stock vests under Section 2(b) (such period, the “Restricted Period”). In addition, the Grantee acknowledges that any shares of Restricted Stock, even after expiration of the Restricted Period, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed without (i) an effective registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such shares, or (ii) an opinion of counsel presented to the Company and satisfactory to the Company to the effect that the proposed disposition of such shares by the Grantee may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement. Any prohibited transfer will be null and avoid ab initio and will be invalid and ineffective as to the Company, and the Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so sold, assigned, transferred, pledged, or hypothecated.

(b) Lapse of Restrictions.

(i) Subject to Section 2(b)(ii), the restrictions set forth above shall lapse and the Restricted Stock shall vest and become transferable (provided that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable in accordance with the following schedule, but if, and only if, the Grantee’s employment has not been terminated, by the Company or the Grantee, for any reason, with or without Cause (such event, a “Termination Event”) during the period beginning on the Date of Grant and ending on the applicable vesting date:

[As to _____% of the Restricted Stock:

On the _____1 anniversary of the Date of Grant.]

1 NTD: Restriction period must be at least one year under Section 9(b) of the Plan.

(ii) Subject to the Committee’s ability to accelerate vesting pursuant to Section 11(c) of the Plan, all unvested shares of Restricted Stock shall become immediately and fully vested upon the occurrence of any of the following events (each an “Accelerated Vesting Event”), but if, and only if, no Termination Event occurs with respect to the Grantee at any time during the period beginning on the Date of Grant and ending on the date the Accelerated Vesting Event occurs: (A) the Grantee’s death or Disability, or (B) a Change of Control of the Company.

(c) Rights of a Shareholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, Grantee shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, including the right to vote such shares and receive dividends with respect thereto, subject to the provisions of this Agreement.

3. TERMINATION OF EMPLOYMENT

(a) Forfeiture of Unvested Restricted Stock. If a Termination Event with respect to the Grantee occurs prior to the end of the Restricted Period for any reason (other than an Accelerated Vesting Event described in Section 2(b)(ii)), then the Restricted Stock that is unvested at that time shall be forfeited to the Company under Section 3(c). Restricted Stock that is vested at such time shall not be forfeited upon such Termination Event, but shall remain subject to this Agreement.

(b) Leave of Absence. In addition, if the Grantee takes a military, sick leave or other bona fide leave of absence from the Company and its subsidiaries, and the period of such leave exceeds 3 months, the Grantee will be considered to have terminated employment from the Company and its subsidiaries for purposes hereof on the later of (i) the first day immediately following such 3-month period, or (ii) the last day that the Grantee’s right to reemployment following the end of such leave is guaranteed by law or contract with the Company or a subsidiary.

(c) Effect of Forfeiture. If Restricted Stock is forfeited, then, effective as of the time of forfeiture, such Restricted Stock shall be automatically and immediately cancelled and forfeited to the Company and shall no longer be outstanding, without payment of any consideration by the Company and without the need for notice from or any further action by the Company, and neither the Grantee nor any of Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further right, title or interest in or to such forfeited Restricted Stock or the benefits of ownership thereof.

4. TAX WITHHOLDING

When the Restricted Period ends with respect to any Restricted Stock, or upon Grantee’s filing an effective election with the Internal Revenue Service (“IRS”) pursuant to Section 83(b) of the Code, Grantee shall make appropriate arrangements with the Company, in accordance with the Plan and in a manner deemed satisfactory to the Committee, to provide for the withholding or payment of the amount that the Company considers necessary to satisfy its withholding obligations. IF GRANTEE DESIRES TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE CODE, GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

5. DEFINITION

(a) “Disability” means permanently and totally disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

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6. CERTIFICATES; POWER OF ATTORNEY

Certificates for the Restricted Stock shall be registered in Grantee’s name and constitute issued and outstanding shares of Common Stock for all corporate purposes as of the Date of Grant; provided that, in the discretion of the Company, the Company may retain custody of such certificates. On or before the date of execution of this Agreement, Grantee shall deliver to the Company one or more (as requested by the Company) stock powers endorsed in blank relating to the Restricted Stock in the form attached hereto as “Exhibit A,” which will permit transfer to the Company of all or any portion of the Restricted Stock that shall be forfeited or cancelled in accordance with this Agreement. The certificates for the Restricted Stock shall bear the following legend, in addition to any other legend deemed necessary or desirable by the Committee:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Optex Systems Holdings, Inc. 2023 Equity Incentive Plan and a Restricted Stock Agreement entered into between the registered owner and Optex Systems Holdings, Inc. A copy of such plan and agreement is on file in the offices of, and will be made available for a proper purpose by, Optex Systems Holdings, Inc. The transferability of this certificate and the shares of stock represented hereby is furthermore subject to federal and state securities laws and, to the extent the issuance of such shares is not registered with the Securities and Exchange Commission on an effective registration statement, such shares are considered “restricted securities” for purposes of Rule 144 under the Securities Act of 1933, as amended, and may not be transferred in the absence of an opinion from counsel to the Company that such transfer does not violate federal securities laws.

The Grantee and any other holder of the Restricted Stock hereby irrevocably constitute and appoint the Company, with full power of substitution in the premises, as their due and lawful attorney in fact (i) to transfer any Restricted Stock that is forfeited pursuant to this Agreement on the books of the Company, and (ii) take such other actions and execute such assignments, conveyances, transfers and other documents in such holder’s name and on such holder’s behalf as may be necessary or appropriate to effect such transfer. This power of attorney is coupled with an interest, and is irrevocable.

7. AMENDMENT OR MODIFICATION

Except as provided otherwise herein, no term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought; provided, however, that this Agreement may be amended, modified, supplemented or cancelled without the Grantee’s consent in accordance with the terms of the Plan.

8. LIMITED INTEREST

(a) No Right to Employment or Service. The grant of this Award shall not confer on the Grantee any right to continue as an employee or director, nor interfere in any way with the right of the Company to terminate the Grantee as an employee or director at any time.

(b) Capital Structure. The grant of this Award shall not affect in any way the right or power of the Company or any of its subsidiaries to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or any subsidiary’s capital structure or its business, or any merger, consolidation or business combination of the Company or any subsidiary, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Common Stock or the rights of the holders of Common Stock, or the dissolution or liquidation of the Company or any subsidiary, or any sale or transfer of all or any part of its assets or business or any other Company or subsidiary act or proceeding, whether of a similar character or otherwise.

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9. GOVERNING LAW; PLAN; REGISTRATION STATEMENT; PLAN PROSPECTUS

This Agreement shall be governed by the internal laws of the state of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or the Restricted Stock may only be brought and determined in a court sitting in the County of Hillsborough, including the Federal District Court for the Middle District of Florida sitting in the County of Hillsborough, in the State of Florida. The Company may require that the action or proceeding be determined in a bench trial.

THE GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND, IF ISSUANCE OF THE SHARES UNDERLYING THE AWARD IS REGISTERED AT THE TIME OF GRANT, OF THE REGISTRATION STATEMENT ON FORM S-8 AND THE CORRESPONDING PLAN PROSPECTUS.

ALL PARTIES ACKNOWLEDGE THAT THIS RESTRICTED STOCK AWARD IS GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE GRANTEE. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS RESTRICTED STOCK AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN. UNLESS THE PLAN EXPRESSLY PROVIDES OTHERWISE, IN THE EVENT OF A CONFLICT BETWEEN ANY TERM OR PROVISION CONTAINED HEREIN AND A TERM OR PROVISION OF THE PLAN, THE APPLICABLE TERM AND PROVISION OF THE PLAN WILL GOVERN AND PREVAIL.

10. SEVERABILITY

If any provision of this agreement is or becomes or is deemed to be invalid, illegal or unenforceable, or would disqualify this Award under any law the Committee deems applicable, then such provision will be construed or deemed amended to conform to the applicable law, or if the Committee determines that the provision cannot be construed or deemed amended without materially altering the intent of this agreement, then the provision will be stricken and the remainder of this agreement will remain in full force and effect.

11. COUNTERPARTS

This agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

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[SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement all as of the day and date first above written.

OPTEX SYSTEMS HOLDINGS, INC.

By:
Name:
Title:

[Grantee]

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EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, _____________________________________, hereby sell, assign and transfer unto _________________________________ (______________) shares of Common Stock of Optex Systems Holdings, Inc. in the books of said corporation represented by Certificate No. ________ and do hereby irrevocably constitute and appoint _______________________________________ to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Agreement between Optex Systems Holdings, Inc. and the undersigned dated __________________, 20____.

Dated: ____________________, 20___

Print name:

INSTRUCTIONS:

Please sign, but do not fill in any other information (including the date).